Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$76,503
Unrealized Gain (Loss) on Market Value of Commodity Futures	(978,174)
Dividend Income	27,819
Interest Income	13,828
ETF Transaction Fees	700
Total Income (Loss)	$(859,324)

Expenses
General Partner Management Fees	$5,973
Professional Fees	15,685
Brokerage Commissions	293
Directors' Fees and insurance	145
License fees	149
Total Expenses	$22,245
Net Income (Loss)	$(881,569)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/25	$12,224,166
Additions (50,000 Shares)	431,864
Withdrawals ((100,000) Shares)	(862,476)
Net Income (Loss)	(881,569)

Net Asset Value End of Month	$10,911,985
Net Asset Value Per Share (1,350,000 Shares)	$8.08

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596